  Exhibit 99.1        SOURCE: Talen Energy Corporation Media contact: Todd L. Martin (570) 542-2881 todd.martin@talenenergy.com Nuclear Regulatory Commission Approves Susquehanna Licenses Transfer ALLENTOWN, Pa., (November 30, 2016) – On Wednesday, November 30, the U.S. Nuclear Regulatory Commission approved the request from Talen Energy Corporation’s subsidiary, Susquehanna Nuclear, LLC, for an indirect transfer of control of the operating licenses for both units at the Susquehanna nuclear power plant. The decision is the final regulatory approval necessary to enable affiliates of Riverstone Holdings, LLC to acquire Talen Energy Corporation pursuant to the merger agreement announced on June 3, 2016. The transaction is expected to close within the next 10 business days, subject to satisfaction of customary closing conditions. About Susquehanna Nuclear, LLC The Susquehanna plant, located about seven miles north of Berwick, is jointly owned by Susquehanna Nuclear, LLC, and Allegheny Electric Cooperative Inc., and is operated by Susquehanna Nuclear. For information, visit www.susquehannanuclear.com. About Talen Energy Talen Energy is one of the largest competitive energy and power generation companies in North America. The company owns or controls 15,000 megawatts of generating capacity in well- developed, structured wholesale power markets, principally in the Northeast, Mid-Atlantic and Southwest regions of the United States. For more information, visit www.talenenergy.com. About Riverstone Holdings LLC Riverstone is an energy and power-focused private investment firm founded in 2000 by David M. Leuschen and Pierre F. Lapeyre, Jr. with approximately $34 billion of equity capital raised. Riverstone conducts buyout and growth capital investments in the exploration & production, midstream, oilfield services, power and renewable sectors of the energy industry. With offices in New York, London, Houston and Mexico City, the firm has committed approximately $30 billion to more than 120 investments in North America, Latin America, Europe, Africa and Asia. Visit www.riverstonellc.com for more information.

      Forward-Looking Information Statements contained in this news release are "forward-looking statements" within the meaning of the federal securities laws. These statements often include such words as "believe," "expect," "anticipate," "intend," "plan," "estimate," "target," "project," "forecast," "seek," "will," "may," "should," "could," "would" or similar expressions. Although Talen Energy and its subsidiaries believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. Among the important factors that could cause actual results to differ materially from the forward-looking statements are: failure to complete the Merger; the payment by Talen Energy of a termination fee if the merger agreement is terminated in certain circumstances; the loss of key customers and suppliers resulting from any uncertainties associated with the Merger; the negative impact on the Talen Energy's business and the market price for Talen Energy's common stock should the Merger not be consummated; adverse economic conditions; changes in commodity prices and related costs; the effectiveness of Talen Energy's risk management techniques, including hedging; accounting interpretations and requirements that may impact reported results; operational, price and credit risks in the wholesale and retail electricity markets; Talen Energy's ability to forecast the actual load needed to perform full-requirements sales contracts; weather conditions affecting generation, customer energy use and operating costs and revenues; disruptions in fuel supply; circumstances that may impact the levels of coal inventory that are held; the performance of transmission facilities and any changes in the structure and operation of, or the pricing limitations imposed by, the RTOs and ISOs that operate those facilities; blackouts due to disruptions in neighboring interconnected systems; competition; federal and state legislation and regulation; costs of complying with environmental and related worker health and safety laws and regulations; the impacts of climate change; the availability and cost of emission allowances; changes in legislative and regulatory policy; security and safety risks associated with nuclear generation; Talen Energy's level of indebtedness; the terms and conditions of debt instruments that may restrict Talen Energy's ability to operate its business; the performance of Talen Energy's subsidiaries and affiliates, on which its cash flow and ability to meet its debt obligations largely depend; the risks inherent with variable rate indebtedness; disruption in financial markets; Talen Energy's ability to access capital markets; acquisition or divestiture activities, and Talen Energy's ability to realize expected synergies and other benefits from such business transactions, including in connection with the completed MACH Gen acquisition; changes in technology; any failure of Talen Energy's facilities to operate as planned, including in connection with scheduled and unscheduled outages; Talen Energy's ability to optimize its competitive power generation operations and the costs associated with any capital expenditures, including the Brunner Island dual-fuel project; significant increases in operation and maintenance expenses; the loss of key personnel, the ability to hire and retain qualified employees and the impact of collective labor bargaining negotiations; war, armed conflicts or terrorist attacks, including cyber-based attacks; risks associated with federal and state tax laws and regulations; any determination that the transaction that formed Talen Energy does not qualify as a tax-free distribution under the Internal Revenue Code; Talen Energy's ability to successfully integrate the RJS Power businesses and to achieve anticipated synergies and cost savings as a result of the spinoff transaction and combination with RJS Power; costs of complying with reporting requirements as a newly public company and any related risks of deficiencies in disclosure controls and internal control over financial reporting as a standalone entity; and the ability of affiliates of Riverstone to exercise influence over matters requiring Board of Directors and/or stockholder approval. Any such forward-looking statements should be considered in light of such important factors and in conjunction with Talen Energy's Form 10-K for the year ended December 31, 2015, Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, and its other reports on file with the SEC.